Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of ______, 2015 is entered into by and between NuGene International, Inc., a Nevada corporation (“NuGene”), and ______, an Individual (“Buyer”), with reference to the following matters:

RECITALS

A.          NuGene, a public company whose shares are listed for trading on overthecountermarkets.com under the “NUGN” trading symbol, is in the business of developing, manufacturing and marketing proprietary regenerative cosmeceutical and pharmaceutical products based on adipose derived human stem cell and human stem cell media.

B.           NuGene seeks funds for general operations, development, testing and other work related to development of its products.

C.           Buyer is an accredited investor and has extensive experience with investing in a private placement.

D.           NuGene desires to sell to Buyer and Buyer desires to purchase from NuGene 200,000 shares of common stock (the “Shares”).

E.           Buyer and NuGene have agreed that the purchase price for the NuGene Shares shall be as set forth in Section 2 below.

F.           NuGene desires to sell the Shares to Buyer and Buyer desires to purchase the Shares from NuGene, all on the terms and subject to the conditions set forth herein.

Now, therefore, in consideration of the promises and mutual covenants made in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is agreed as follows:

1.             Incorporation of Recitals.  The Recitals set forth above are herein incorporated as if restated in their entirety.

2.             Sale and Purchase of Shares; Purchase Price; Closing of Sale

(a)          Sale and Purchase.  At the Closing (as defined below), NuGene shall sell to Buyer and Buyer shall purchase from NuGene, the Shares as follows:

i.      Minimum Purchase Amount. At the Closing, Buyer agrees to purchase the Shares from NuGene for a cash consideration of $220,000 (the “Purchase Price”).

(b)          Purchase Price.  The purchase price for the Shares shall be $1.10 per share.

(c)          Closing.  The closing of the sale and purchase of the NuGene Shares shall take place at a closing date (the “Closing”), which shall occur no later than two business days following the execution and delivery of this Agreement, or on such other date and at such other time as may be mutually agreed upon in writing by NuGene and Buyer.  At the Closing, Buyer shall deliver or cause to be delivered the Purchase Price, in immediately available funds, to NuGene and NuGene shall instruct its Olde Monmouth Stock Transfer Company LLC, its independent stock transfer agent (the “Transfer Agent”) promptly thereafter to issue and deliver to Buyer or persons designated by Buyer, a certificate or certificates evidencing Buyer’s ownership of the Shares.

3.          Lock Up/Leak Out.

(a)          Lock-Up.  For a period commencing from Closing and ending respectively on the first anniversary of the date thereof ( a “Lock Up Period”), Buyer shall not without the prior written consent of NuGene, following authorization by the board of directors of the NuGene which may in its sole discretion decline to provide such authorization, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Shares or any securities convertible into or exercisable or exchangeable for the Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares or any securities convertible into or exercisable or exchangeable for the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise.

(b)          Leak Out. For a period commencing on the next day after the end of the Lock Up Period and continuing for next twelve consecutive months (each a “Leak Out Period” and collectively, the “Leak Out Periods”), Buyer shall not without written consent of NuGene following authorization by the board of directors of NuGene, which in its sole discretion may be withheld for any reason sell any shares of the NuGene Shares, except in an amount not to exceed 8.33% of NuGene Shares per Leak Out Period. Any amount of NuGene Shares remaining unsold during any and all prior Leak Out Periods may not be cumulated or added to the amounts permitted to be sold hereunder during any other Leak Out Periods.

(c)          In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting NuGene's outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any NuGene Shares subject to the Lock-up and Leak Out, or into which such NuGene Shares thereby becomes convertible, shall immediately and automatically be subject to the Lock-up and Leak Out terms herein described.  To enforce the Lock-up and Leak Out, NuGene may impose stop-transfer instructions with respect to the Securities (as defined in Section 3(d) below) until the end of the Lock-up and Leak Out period.

(d)          Securities.  As used in this Agreement, the term “Securities” also refers to any securities received in conversion, exercise, or replacement thereof, or in connection with the Shares, pursuant to stock dividends or splits, all securities received in replacement of the securities in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional Securities or other properties to which Buyer is entitled by reason of Buyer’s ownership of the Securities. After the Lock Up Period Buyer may sell monthly no more than 8.33% of the shares purchased hereunder, and any unsold shares for a particular month may not be cumulated for sales in subsequent months

4.          Legends.  The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state corporate law and the Securities Laws):

(a)

(i)          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (OR OTHER EVIDENCE) IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)         THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED ____________2015, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii)        THE SHARES UNDERLYING THIS STOCK CERTIFICATE ARE SUBJECT TO A LOCK-UP/LEAK-OUT AGREEMENT THAT RESTRICTS SALES OF SHARES AND CERTAIN OTHER DISPOSITIONS THEREOF THROUGH ___________, 2016. AFTER THAT DATE THE HOLDER HEREOF MAY SELL MONTHLY NO MORE THAN 8.33% OF THE SHARES EVIDENCED BY THIS CERTIFICATE, AND ANY UNSOLD SHARES FOR A PARTICULAR MONTH MAY NOT BE CUMULATED FOR SALES OF SHARES MADE DURING SUBSEQUENT MONTHS. ADDITIONAL DETAILS OF THESE SHARE TRANSFER RESTRICTIONS MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.

(iv)        Any legend required to be placed thereon by any appropriate securities commissioner.

(b)          Stop-Transfer Notices.  Buyer agrees that, to ensure compliance with the restrictions referred to herein, NuGene may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if NuGene transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)          Refusal to Transfer.  NuGene shall not be required (i) to transfer on its books any of the Shares or Securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d)          Removal of Legend.  The Shares held by Buyer will no longer be subject to the legend referred to above in this Section 4(a)(ii) and Section 4(a)(iii) following the expiration or termination of the lock-up and leak out provisions of Section 3 (and of any agreement entered pursuant to Section 3).  After such time, and upon Buyer's request, a new certificate or certificates representing the Shares shall be issued without the legends referred to in Section 4(a)(ii) and Section 4(a)(iii), and delivered to Buyer.

5.          Representations and Warranties.

(a)          NuGene’s Representations and Warranties. NuGene hereby represents and warrants to Buyer as follows:

i.            This Agreement is a valid and binding obligation of NuGene, enforceable in accordance with its terms and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ii.         The consummation by NuGene of the transactions contemplated by this Agreement, including the execution and delivery of this Agreement, will not conflict with or result in a breach of any of the unwaived terms of any agreement or instrument to which NuGene is bound or constitute a default thereunder.

iii.         NuGene is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. NuGene is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary.

iv.         All corporate action on the part of NuGene, its officers, directors and shareholders necessary for the authorization, execution and delivery of the documents pursuant to this Agreement, the performance of all obligations of NuGene under the Agreement, and the authorization, issuance, sale and delivery of the Securities pursuant hereto has been taken, and this Agreement constitutes a legal, valid and binding obligation of NuGene, enforceable against NuGene in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

v.           The securities being acquired by Buyer hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of liens or encumbrances other than restrictions on transfer under this Agreement.

vi.         Neither NuGene, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities.  The issuance of the securities will not be integrated (as defined in Rule 502 of Regulation D as promulgated under the Securities Act of 1933, as amended) with any other issuance of NuGene’s securities (past, current or future) that would require registration under the Securities Act of the issuance of the securities.

vii.         Neither NuGene nor any person participating on the NuGene’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any securities sold pursuant to this Agreement.

viii.         NuGene has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(b)          Buyer’s Representations and Warranties.  Buyer hereby represents and warrants to NuGene as follows:

i.            This Agreement is a valid and binding obligation of Buyer, Buyer’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of NuGene, its successors and assigns enforceable in accordance with its terms and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ii.         The consummation by Buyer of the transactions contemplated by this Agreement, including the execution and delivery of this Agreement, will not conflict with or result in a breach of any of the unwaived terms of any agreement or instrument to which Buyer is bound or constitute a default thereunder.

iii.         Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions, on the part of Buyer.

(c)          Additional Buyer Representations and Warranties.  In addition to those representations and warranties of Buyer set forth above, Buyer hereby further acknowledges, represents and warrants to NuGene, and hereby covenants and agrees to, as follows:

i.            No Registration or Qualification.  Buyer understands and acknowledges that the Shares restricted securities within the meaning of the federal securities laws and may not currently be sold without registration under the Securities Act of 1933, as amended (the “Securities Act”).

ii.         Restriction on Transfer. Without in any way limiting Buyer’s representations and warranties set forth in this Agreement, Buyer covenants and agrees that Buyer shall not sell or otherwise transfer all or any portion of the Shares, or any interest therein, without registration or qualification under the Securities Act and the Blue Sky Laws unless Buyer first demonstrates to the satisfaction of NuGene that specific exemptions from such registration or qualification requirements are available with respect to the proposed transfer and provides to NuGene an opinion of legal counsel satisfactory to NuGene that the proposed transfer may be made without violation of the Securities Act and the Blue Sky Laws and will not affect the exemptions relied on by the NuGene in connection with the original issuance and sale to Buyer of the Purchased Shares.

iii.         Buyer Sophistication; "Accredited Investor" Status; Acknowledgment of Receipt of Necessary Information. Buyer is an experienced and sophisticated investor, Buyer is able to fend for Buyer with respect to Buyer's purchase of the NuGene Shares and Buyer has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of acquiring the Purchased Shares.  Buyer is an "accredited investor" as defined in Rule 501 (a) of Regulation D under the Securities Act.  Buyer has separately investigated and deems itself to be fully aware of NuGene’s business affairs and financial condition and has acquired sufficient information about NuGene to reach an informed and knowledgeable decision regarding the merits and risks of investing in and acquiring the NuGene Shares.  Buyer has had ample opportunity to ask questions of NuGene and NuGene’s representatives and to seek independent investment, tax and legal advice before agreeing to purchase the NuGene Shares.

iv.         Investment Purpose.  Buyer is purchasing the NuGene Shares for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act in violation of such act.  Buyer further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the NuGene Shares.  Buyer represents that it has not been formed for the specific purpose of acquiring the NuGene Shares.

v.           Authorization; Enforcement. This Agreement: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of Buyer, and (iii) will constitute, upon execution and delivery by Buyer thereof and NuGene, the valid and binding agreements of Buyer enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies

vi.         Speculative Investment. Buyer acknowledges that the nature and amount of the investment in the NuGene Shares are consistent with Buyer’s investment objectives, abilities and resources. Buyer further acknowledges that an investment in the NuGene Shares is a speculative investment involving a high degree of risk of loss by Buyer and that Buyer could lose the entire amount of Buyer’s investment in the Shares. Buyer has had the opportunity to review the filings made by NuGene with the Securities and Exchange Commission and is familiar with the extensive risks that are recited therein and with the financial statements contained in those filings. Buyer has reviewed and is familiar with the early stage financial and other information contained in those filings. Buyer has no need for liquidity in this purchase of the Shares, is able to bear the economic risk of Buyer’s investment in the Shares and currently can afford a complete loss of that investment. Buyer further represents that except as set herein, no officer or other person associated with NuGene has made any prediction, forecast or other representation concerning the Shares or the current or future prospects of NuGene.

vii.         Professional Advice.  The pricing and other terms of the NuGene Shares as set forth in this Agreement have been determined at arm's length in negotiations between the parties and they are wholly arbitrary and do not necessarily bear any relationship to underlying current or future revenue, profit, or indices of value.

viii.         Legends. Buyer acknowledges that the share certificates issued in respect of the NuGene Shares, unless subject to an effective registration statement or otherwise not considered “restricted securities” pursuant to Rule 144, shall have placed thereon such legends as apply to “restricted securities” as may be required under applicable laws and regulations as noted above in this Agreement.

ix.         Communications of Offer. Buyer is not purchasing the Shares as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement

x.         The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer.

xi.            Reliance on Buyer Representations, Warranties, Etc. Buyer understands that NuGene is relying upon all of Buyer's representations, warranties, acknowledgements, understandings, agreements and covenants contained in this Agreement.

xii.         NuGene Rights. NuGene shall not be required (A) to transfer on NuGene’s books any of the Shares that are or have been sold or transferred in violation of any of the terms or provisions set forth in this Agreement, or (B) to treat as owner of such Shares, or (C) to accord voting rights associated with the ownership of such Shares or (D) to pay dividends to, any transferee to whom such Shares have been so transferred.

6.          Miscellaneous.

(a)          Notices. Any notice or other communication required or permitted under this Agreement shall be given in writing and shall be sent by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address set forth below or at other party hereto.

If to NuGene:

NuGene International, Inc.

17912 Cowan

Irvine, California 92614

If to Buyer:

(b)          Governing Law. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of California.  Notwithstanding the foregoing, if any law or set of laws in the State of California requires or otherwise dictates that the laws of another state or jurisdiction must be applied in any proceeding involving this Agreement, then such California law or set of laws shall be superseded by this subsection, and the remaining laws of the State of California nonetheless shall be applied in such proceeding.

(c)          Choice of Forum. Any judicial proceeding brought by any party hereto as a result of a dispute or controversy arising out of or related to this Agreement shall be commenced in courts located within Orange County, California. All parties hereto agree to submit to the jurisdiction of the federal and state courts located within such county in the event of such a dispute or controversy.

(d)          Survival of Representations, Warranties. Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall not be discharged or dissolved upon the Closing, but shall survive and remain in full force and effect for Three Hundred Sixty Five days following the date of this Agreement.

(e)          Severability. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court of competent jurisdiction to be unenforceable in any jurisdiction, then such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is so held invalid, and the remainder of this Agreement shall remain binding on the parties hereto in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement otherwise shall be unaffected and shall remain enforceable in all other jurisdictions.

(f)          No Waiver. The failure of any party hereto at any time to require performance by the other party hereto of any term or provision of this Agreement shall not affect the right of such party to require performance of that term or provision, and any waiver by any party here of any breach of any term or provision of this Agreement shall not be construed as waiver of any continuing or succeeding breach of such term or provision, a waiver of the term or provision itself or a waiver of any right under this Agreement.

(g)          Written Amendments. This Agreement may not be modified, amended, altered or changed in any respect whatsoever except by further agreement in writing, duly executed by all parties hereto. No oral statements or representations made after the date of this Agreement by either party hereto are binding on such party, and neither party hereto shall have the right to rely on such oral statements or representations.

(h)          Assignment. Neither this Agreement nor any of the rights, interests or obligations of either party hereto arising under this Agreement may be assigned by either party hereto without the prior written consent of the other party hereto.

(i)          Successors. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors, subcontractors, personal representatives and permitted assigns.

(j)          Headings and Captions. The headings and captions appearing at the beginning of each Section and subsection of this Agreement are included herein for the convenience of reference only do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any term or provision of this Agreement or its interpretation. This Agreement shall be enforced and construed as if no headings or captions appeared herein.

(k)          Attorneys' Fees. If a dispute arises with respect to this Agreement, then the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights and in preparing to enforce and in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

(l)          Entire Agreement. This Agreement constitutes and shall be deemed to contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements or representations with respect to the subject matter hereof that are not expressly set forth herein.

(m)          Counterpart Execution. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

(n)          Facsimile Transmission. The confirmed facsimile transmission by one party hereto of a signed copy of the signature page of this Agreement to the other party hereto or such party's agent shall constitute the delivery of this Agreement. Each party hereto agrees to confirm such delivery by mailing or personally delivering to the other party hereto or such party's agent an executed original of this Agreement in its entirety.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Securities Purchase Agreement effective as of the date first written above.

NUGENE INTERNATIONAL, INC

By:
M. Ali Kharazmi	Date
President

Buyer

Date

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